EXHIBIT 21.1

JARDEN CORPORATION

SUBSIDIARIES OF JARDEN CORPORATION

The following are subsidiaries of Jarden Corporation as of December 31, 2005 and the jurisdictions in which they are organized. The names of certain subsidiaries have been omitted because in the aggregate they do not constitute a significant subsidiary as determined by the Company.

Company	State of Incorporation/Organization

Alltrista Limited	Canada

Alltrista Newco Corporation	Indiana

Alltrista Plastics Corporation*	Indiana

American Household, Inc.	Delaware

Application des Gaz, S.A.S.	France

Australian Coleman, Inc.	Kansas

Bafiges, S.A.S.	France

Beacon Exports, Inc.	Kansas

Bernardin, Limited	Canada

Bicycle Holding, Inc.	Delaware

BRK Brands, Inc.	Delaware

BRK Brands Europe Limited	United Kingdom

BRK Brands Pty. Ltd.	Australia

Camping Gaz CS Spol S.R.O.	Czech Republic

Camping-Gaz International (Deutschland) GmbH	Germany

Camping Gaz International Portugal Ltda.	Portugal

Camping Gaz Italia S.r.l.	Italy

Camping Gaz Suisse A.G.	Switzerland

Canadian Playing Card Company, Ltd.	Canada

CC Outlet, Inc.	Delaware

Coleman Benelux B.V.	Netherlands

Coleman Brands Pty. Limited	Australia

Coleman Country, Ltd.	Kansas

Coleman (Deutschland) GmbH	Germany

Coleman EMEA, S.A.S.	France

Coleman International Holdings, LLC	Delaware

Coleman Japan Company, Ltd.	Japan

Coleman Latin America, LLC	Delaware

Coleman SVB S.r.l.	Italy

Company	State of Incorporation/Organization

Coleman UK Holdings Limited	United Kingdom

Coleman UK Limited	United Kingdom

Coleman Venture Capital, Inc.	Kansas

Coleman Worldwide Corporation	Delaware

Desarrollo Industrial Fitec, S. de R.L. de C.V.	Mexico

Dongguan Holmes Electrical Products Co., Ltd.	China

Dongguan Huixan Electrical Products Co., Ltd.	China

Dongguan Raider Motor Corporation, Ltd.	China

Electrónica BRK de Mexico, S.A. de C.V.	Mexico

Esteem Industries Limited	Hong Kong

First Alert, Inc.	Delaware

First Alert/Powermate, Inc.	Delaware

Hearthmark, LLC **	Delaware

Holmes Motor Corporation	Delaware

Holmes Products (Europe) Limited	United Kingdom

Holmes Products (Far East) Limited	Bahamas

International Playing Card Company, Ltd.	Canada

Jarden Acquisition ETVE, S.L.	Spain

Jarden Acquisition I, Inc.	Delaware

Jarden Direct, Inc.	Delaware

Jarden Plastic Solutions Limited	United Kingdom

Jarden Zinc Products, Inc.	Indiana

JCS/THG, LLC***	Delaware

Kansas Acquisition Corp.	Delaware

L.A. Services, Inc.	Delaware

Laser Acquisition Corporation	Delaware

Lehigh Consumer Products Corporation	Pennsylvania

Loew-Cornell, Inc.	New Jersey

Naipes Heraclio Fournier, S.A.	Spain

Nippon Coleman, Inc.	Kansas

Oster GmbH	Germany

Oster de Chile Comercializadora Ltda.	Chile

Oster de Colombia, Ltda.	Colombia

Oster de Venezuela, S.A.	Venezuela

Patton Electric (Hong Kong) Limited	Hong Kong

Company	State of Incorporation/Organization

Productos Coleman, S.A.U.	Spain

Quoin, LLC	Delaware

Raider Motor Corporation	Bahamas

Rival Consumer Sales Corporation	Missouri

Rival de Mexico, S.A. de C.V.	Mexico

Servicios Sunbeam-Coleman de Mexico, S.A. de C.V.	Mexico

SI II, Inc.	Florida

Sunbeam Americas Holdings, Limited	Delaware

Sunbeam Corporation (Canada) Limited	Canada

Sunbeam Holdings, S.A. de C.V.	Mexico

Sunbeam International (Asia) Limited	Hong Kong

Sunbeam Latin America, LLC	Delaware

Sunbeam Mexicana, S.A. de C.V.	Mexico

Sunbeam-Oster de Acuña, S.A. de C.V.	Mexico

Sunbeam Products, Inc.****	Delaware

SunCan Holding Corp.	Canada

The Coleman Company, Inc.	Delaware

The Holmes Group Canada ULC/ Groupe Holmes Canada ULC	Canada

The United States Playing Card Company	Delaware

THL-FA IP Corp.	Delaware

Tilia, Inc.	Delaware

Tilia International, Inc.	Delaware

USPC Holding, Inc.	Delaware

*	(DBA) Jarden Plastic Solutions
**	(DBA) Jarden Home Brands
***	(DBA) The Holmes Group
****	(DBA) Jarden Consumer Solutions